April 4, 2012

Northern Lights Fund Trust

450 Wireless Blvd.

Hauppauge, NY 11788

Gentlemen:

This letter is in response to your request for our opinion in connection with the filing of Post-Effective Amendment No. 371 to the Registration Statement, File Nos. 333-122917 and 81121720 (the “Registration Statement”), of Northern Lights Fund Trust (the “Trust”).

We have examined a copy of the Trust’s Agreement and Declaration of Trust, the Trust’s By-laws, the Trust’s record of the various actions by the Trustees thereof, and all such agreements, certificates of public officials, certificates of officers and representatives of the Trust and others, and such other documents, papers, statutes and authorities as we deem necessary to form the basis of the opinion hereinafter expressed.  We have assumed the genuineness of the signatures and the conformity to original documents of the copies of such documents supplied to us as copies thereof.

Based upon the foregoing, we are of the opinion that, after Post-Effective Amendment No. 371 is effective for purposes of applicable federal and state securities laws, the shares of each fund listed on the attached Exhibit A (the “Funds”), if issued in accordance with the then current Prospectus and Statement of Additional Information of the applicable Fund, will be legally issued, fully paid and non-assessable.

The opinions expressed herein are limited to matters of Delaware statutory trust law and United States Federal law as such laws exist today; we express no opinion as to the effect of any applicable law of any other jurisdiction.  We assume no obligation to update or supplement our opinion to reflect any facts or circumstances that may hereafter come to our attention, or changes in law that may hereafter occur.

We hereby give you our permission to file this opinion with the Securities and Exchange Commission as an exhibit to Post-Effective Amendment No. 371 to the Registration Statement.  This opinion may not be filed with any subsequent amendment, or incorporated by reference into a subsequent amendment, without our prior written consent.  This opinion is prepared for the Trust and its shareholders, and may not be relied upon by any other person or organization without our prior written approval.

Very truly yours,

/s/ THOMPSON HINE LLP

THOMPSON HINE LLP

JMS/MVW

EXHIBIT A

1.

7Twelve Balanced Fund

2.

13D Activist Fund

3.

Adaptive Allocation Fund

4.

Altegris Equity Long Short Fund

5.

Altegris Future Evolution Strategy Fund

6.

Altegris Macro Strategy Fund

7.

Altegris Managed Futures Strategy Fund

8.

Altrius Small Cap Value Fund

9.

Ascendant Balanced Fund

10.

  Ascendant Multicap Equity Fund

11.

  Ascendant Natural Resources Fund

12.

  Ascendant Natural Resources Master Fund

13.

  Ascendant Patriot Fund

14.

  Astor Active Income ETF Fund

15.

  Astor Style Preferred Growth ETF Fund

16.

  Astor Long/Short ETF Fund

17.

  Autopilot Managed Growth Fund

18.

  BTS Bond Asset Allocation Fund

19.

  Bandon Isolated Alpha Fixed Income Fund

20.

  Beech Hill Total Return Fund

21.

Biondo Focus Fund

22.

Biondo Growth Fund

23.

Bishop Volatility Flex Fund

24.

CIFG MaxBalanced Fund

25.

CMG Absolute Return Strategies Fund

26.

CMG Tactical Equity Strategy Fund

27.

CWC Small Cap Aggressive Value Fund

28.

Chadwick & D’Amato Fund

29.

Changing Parameters Fund

30.

Diversified Risk Parity Fund

31.

The Collar Fund

32.

The Currency Strategies Fund

33.

EAS Genesis Fund

34.

EAS Global Cycle Fund

35.

The FX Strategy Fund

36.

GMG Defensive Beta Fund

37.

GPS Multiple Strategy Fund

38.

Generations Multi-Strategy Fund

39.

Ginkgo Multi-Strategy Fund

40.

The Giralda Fund

41.

GoalMine Balanced Growth Fund

42.

GoalMine Fixed Income Fund

43.

Grant Park Managed Futures Strategy Fund

44.

Gratio Values Fund

45.

Incline Capital Trend Following Fund

46.

Investment Partners Opportunities Fund

47.

Iron Horse Fund

48.

KCM Macro Trends Fund

49.

The Lacerte Guardian Fund

50.

Leader Short-Term Bond Fund

51.

Leader Total Return Fund

52.

Makefield Managed Futures Strategy Fund

53.

MutualHedge Frontier Legends Fund

54.

MutualHedge Equity Long-Short Legends Fund

55.

MutualHedge Event Driven Legends Fund

56.

Navigator Equity Hedged Fund

57.

PSI Market Neutral Fund

58.

PSI Total Return Fund

59.

PSI Strategic Growth Fund

60.

PSI Tactical Growth Fund

61.

PTA Comprehensive Alternatives Fund

62.

Pacific Financial Core Equity Fund

63.

Pacific Financial Explorer Fund

64.

Pacific Financial International Fund

65.

Pacific Financial Strategic Conservative Fund

66.

Pacific Financial Tactical Fund

67.

Peregrine Gold Silver Alpha Strategy Fund

68.

Power Income Fund

69.

Princeton Eagle MLP Total Return Fund

70.

Princeton Futures Strategy Fund

71.

Quantitative Managed Future Strategy Fund

72.

Rady Bear Fund

73.

Rady Commodity Equity Fund

74.

Rady Growth and Income Fund

75.

Rady Monthly High Income Fund

76.

Rady Multi-Strategy Alternative Fund

77.

Rady Small Cap Value Fund

78.

Rady Tactical Long/Short Fund

79.

RPG Premium Emerging Markets Sector Fund

80.

SCA Absolute Return Fund

81.

SCA Directional Fund

82.

Sierra Core Retirement Fund

83.

Sierra Strategic Income Fund

84.

SouthernSun Small Cap Fund

85.

SouthernSun U.S. Equity Fund

86.

Tatro Capital Tactical Appreciation Fund

87.

Toews Hedged Commodities Fund

88.

Toews Hedged Emerging Markets Fund

89.

Toews Hedged Growth Allocation Fund

90.

Toews Hedged High Yield Bond Fund

91.

Toews Hedged International Developed Markets Fund

92.

Toews Hedged Large-Cap Fund

93.

Toews Hedged Small & Mid Cap Fund

94.

TransWestern Institutional Short Duration Government Bond Fund

95.

Triex Tactical Long/Short Fund

96.

Wade Tactical Long Short Fund

97.

Wintrust Capital Disciplined Equity Fund

98.

Wintrust Capital Small Cap Opportunity Fund

99.

Zeo Strategic Income Fund